CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-130699 on Form S-3 of our report dated April 28, 2005 relating to the financial statements of Futurity, Futurity II, Futurity Focus, Futurity Accolade, Futurity Focus II, Futurity III, Futurity Select Four, Futurity Select Four Plus, Futurity Select Seven, Futurity Select Freedom and Futurity Select Incentive Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F in the Prospectuses, which are part of such Registration Statement, to the incorporation by reference of our report dated April 28, 2005 relating to the financial statements of Regatta, Regatta Gold, Regatta Classic, Regatta Platinum, Regatta Extra, Regatta Access, Regatta Choice, Regatta Flex 4, Regatta Flex II, Regatta Choice II, Regatta Masters Extra, Regatta Masters Choice, Regatta Masters Access, Regatta Masters Flex, Regatta Masters IV, and Regatta Masters VII Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F in the Prospectuses, to the incorporation by reference of our report dated April 28, 2005 relating to the financial statements of All-Star, All-Star Freedom, All-Star Traditions and All-Star Extra Sub-Accounts included in Sun Life of Canada (U.S.) Variable Account F in the Prospectuses, to the incorporation by reference of our report dated March 18, 2005 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the merger of Sun Life Assurance Company of Canada (U.S.) with Keyport Life Insurance Company ("Keyport") on December 31, 2003, and another paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) in the Prospectuses, and to the incorporation by reference in the Prospectuses of our report dated March 18, 2005 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the merger of Sun Life Assurance Company of Canada (U.S.) with Keyport Life Insurance Company ("Keyport") on December 31, 2003, and another paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2004.

We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are incorporated by reference in such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 30, 2005